                                   EX-99.B.4.1

                                       3A

                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company

Home Office:                                           ReliaStar Service Center:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050


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                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, ReliaStar Service Center, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT AND ARE NOT GUARANTEED AS TO THE FIXED DOLLAR AMOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.


              ASD                                          AS

           Secretary                                    President


              FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT
                                Nonparticipating
                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS



Form No. 13081 7-99


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TABLE OF CONTENTS
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                                                                  PAGE
                                                                  ----

           Section 1     Definitions                                 1
           Section 2     The Contract                                3
           Section 3     Purchase Payments                           3
           Section 4     Fixed Account                               4
           Section 5     Variable Account                            6
           Section 6     Reallocations of Contract Value            10
           Section 7     Withdrawals                                12
           Section 8     Annuity Benefits                           16
           Section 9     General Provisions                         21
           Section 10    Payments at Death                          24
           Section 11    Restrictions on Distributions              25
           Section 12    Loans                                      27
           Section 13    Amendment and Disclaimer                   29
           Section 14    Termination                                30




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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13081 7-99

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                               CONTRACT DATA PAGE

                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                                ANNUITY CONTRACT

Purchase Payments:
        Minimum Initial Purchase Payment                      $25,000.00
        Minimum Subsequent Purchase Payments                   $5,000.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:


Variable Account
Sub-Accounts                                                         Initial Allocation
Northstar Galaxy Trust
        Emerging Growth Portfolio                                                    0%
        Research Enhanced Index Portfolio                                            0%
        Growth + Value Portfolio                                                     0%
        High Yield Bond Portfolio                                                    0%
        International Value Portfolio                                                0%

Fidelity Variable Insurance Products Fund
        VIP Money Market Portfolio                                                   0%
        VIP Growth Portfolio                                                         0%
        VIP Equity-Income Portfolio                                                  0%

Fidelity Variable Insurance Products Fund II
        VIP II Investment Grade Bond Portfolio                                       0%
        VIP II Asset Manager: Growth Portfolio                                       0%
        VIP II Index 500 Portfolio                                                   0%
        VIP II Contrafund Portfolio                                                  0%

Fidelity Variable Insurance Products Fund III
        VIP III Growth Opportunities Portfolio                                       0%

The Alger American Fund
        Alger American Small Capitalization Portfolio                                0%
        Alger American Growth Portfolio                                              0%
        Alger American MidCap Growth Portfolio                                       0%
        Alger American Leveraged AllCap Portfolio                                    0%


                               OWNER: John Doe
                          ISSUE DATE: December 1, 1999
                        CONTRACT NO.: VA00123456



Form No. 13081 7-99                                                       PAGE A

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                               CONTRACT DATA PAGE

                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                                ANNUITY CONTRACT


Sub-Accounts (Continued)                                             Initial Allocation
Janus Aspen Series
        Aggressive Growth Portfolio                                                  0%
        Growth Portfolio                                                             0%
        International Growth Portfolio                                               0%
        Worldwide Growth Portfolio                                                   0%

OCC Accumulation Trust
        Managed Portfolio                                                            0%
        Small Cap Portfolio                                                          0%
        Equity Portfolio                                                             0%
        Global Equity Portfolio                                                      0%

Neuberger Berman Advisers Management Trust
        Partners Portfolio                                                           0%
        Limited Maturity Bond Portfolio                                              0%
        Socially Responsive Portfolio                                                0%

Fixed Account
Fixed Account A                                                                      0%
Fixed Account C                                                                      0%
---------------------------------------------------------------------------------------
Total Allocation                                                                   100%


Other Charges:

        Mortality Risk Charge: .85% of the daily net asset value Expense Risk Charge: .40% of the daily net asset value Administrative Charge: .15% of the daily net asset value

CREDITS

        Product Asset Credit:    .80% of average daily Variable Account Contract
                                 Value (credited monthly)



                               OWNER: John Doe
                          ISSUE DATE: December 1, 1999
                        CONTRACT NO.: VA00123456



Form No. 13081 7-99                                                       PAGE B

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Form No. 13081 7-99


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SECTION 1      DEFINITIONS
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ACCUMULATION UNIT                     A unit of measure used to determine the
                                      Variable Account Contract Value.

ANNUITANT                             The person whose life determines the
                                      annuity payouts payable under the contract at the Start Date. The Owner is always the Annuitant unless an Owner's surviving spouse or former spouse is the Annuitant.

ANNUITY PAYOUT DATE                   The first business day of any calendar
                                      month in which a Fixed or Variable Annuity
                                      Payout is made under the contract.

ANNUITY UNIT                          A unit of measure used to determine the
                                      amount of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                           The person(s) named by you to receive any
                                      payments after your death.

CODE                                  The Federal Internal Revenue Code of 1986
                                      (IRC), as amended.

CONTINGENT BENEFICIARY                The person(s) you name to become the
                                      Beneficiary if the Beneficiary dies.

CONTRACT ANNIVERSARY                  The same day and month as the Issue Date
                                      each year that this contract remains in
                                      force.

CONTRACT EARNINGS                     On any Valuation Date, the Contract Value,

                                      1. Plus the aggregate Purchase Payments
                                         withdrawn up to that date,

                                      2. Less the aggregate Purchase Payments
                                         made up to that date.

CONTRACT VALUE                        The sum of the Fixed Account Contract
                                      Value (as defined in Section 4D),

                                      1. Plus the Variable Account Contract
                                         Value (as defined in Section 5D) on a
                                         Valuation Date,

                                      2. Less prior withdrawals,

                                      3. Less applicable taxes, and

                                      4. Plus all interest earned.

CONTRACT YEAR                         Each 12-month period starting with the
                                      Issue Date and each Contract Anniversary after that.

DISTRIBUTEE                           You or your surviving spouse as
                                      Beneficiary or your former spouse as
                                      alternate Payee under a qualified domestic relations order (QDRO) within the meaning of Code Section 414(p), as applicable.

FIXED ACCOUNT                         One or more accounts under this contract
                                      that guarantee both principal and
                                      interest. The Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.



Form No. 13081 7-99                                                            1

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SECTION 1      DEFINITIONS (CONTINUED)
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FIXED ANNUITY PAYOUT                  A series of periodic payments to the Payee
                                      which do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General
                                      Account.

FUND Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                       Our assets other than those allocated to
                                      the Variable Account or any other separate account.

HOME OFFICE                           Northern Life Insurance Company at our
                                      home office in Seattle, Washington, or our administrative office in Minot, North
                                      Dakota.

IRREVOCABLE BENEFICIARY               The Irrevocable Beneficiary cannot be
                                      removed as Beneficiary without his or her consent.

                                      The Irrevocable Beneficiary must also
                                      consent to any full or partial withdrawal or ownership change that the Owner wishes to make.

OUTSTANDING LOAN BALANCE              The total of all existing loans,

                                      1. Plus any accumulated loan interest,

                                      2. Less any loan repayments.

OWNER (YOU, YOUR)                     The person named on the Application and
                                      the Contract Data Page(s) to hold this
                                      contract and to exercise all rights and
                                      privileges under it.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout. Only the Annuitant or a Beneficiary may be the Payee.

PURCHASE PAYMENTS                     These include periodic, single lump sum,
                                      rollover, and transfer payments paid to
                                      us on your behalf, less applicable
                                      premium taxes, if any, as required by
                                      law.

REQUIRED DISTRIBUTION DATE            The first day of April of the year
                                      following the year in which you reach age
                                      70 1/2 or later if permitted by law or
                                      regulation.

START DATE                            The date on which the entire Contract
                                      Value is used to purchase a Fixed and/or
                                      Variable Annuity Payout. As required by
                                      law, the Start Date will not be earlier
                                      than the date on which you reach age 59
                                      1/2, unless you meet a permitted
                                      exception.

SUB-ACCOUNT                           A subdivision of the Variable Account.

                                      Each Sub-Account's assets are invested
                                      exclusively in one of the Funds.

                                      The Sub-Accounts available on the Issue
                                      Date and the percentage of Purchase
                                      Payments you have allocated to each
                                      Sub-Account on the Issue Date are shown
                                      on the Contract Data Page(s).

                                      Other Sub-Accounts may be available after the Issue Date.



Form No. 13081 7-99                                                            2

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SECTION 1      DEFINITIONS (CONTINUED)
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VALUATION DATE                        Each day on which the New York Stock
                                      Exchange (NYSE) is open for business,
                                      except for a day that a Sub-Account's
                                      corresponding Fund does not value its
                                      shares. The NYSE is currently closed
                                      weekends and specified holidays.

VALUATION PERIOD                      The time between a Valuation Date and the
                                      next Valuation Date.

VARIABLE ACCOUNT                      A separate investment account of ours,
                                      identified on Contract Data Page A, which has been established under the State of Washington insurance laws and is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT               A series of periodic payments to the Payee
                                      varying in amount based on the investment performance of the Variable Account
                                      Sub-Accounts under this contract.

WE, US, OUR                           Northern Life Insurance Company at its
                                      Home Office in Seattle, Washington and its administrative office in Minot, North
                                      Dakota.

WRITTEN, IN WRITING                   A written request or notice signed, dated,
                                      and received at an address designated by us in a form we accept. You may ask us for the forms.


SECTION 2      THE CONTRACT
--------------------------------------------------------------------------------
A.      THE CONTRACT
                                      The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                                      Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

                                      Only statements found in the attached
                                      application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.      MODIFICATION OF CONTRACT
                                      Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


SECTION 3      PURCHASE PAYMENTS
--------------------------------------------------------------------------------
A.      GENERAL
                                      Purchase Payments must be in cash or a
                                      cash equivalent and are payable at our
                                      Home Office.

                                      We consider any payment we receive to be a Purchase Payment unless you tell us that it is a loan repayment.

                                      You may make Purchase Payments at any time before the Start Date while the contract is in force.

                                      The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).



Form No. 13081 7-99                                                            3

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SECTION 3      PURCHASE PAYMENTS (CONTINUED)
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                                      On a non-discriminatory basis, we may
                                      choose not to accept an additional
                                      Purchase Payment if:

                                      1. It is less than $5,000; or

                                      2. The additional Purchase Payment plus
                                         the Contract Value at the next
                                         Valuation Date exceeds $1,000,000.

B.      TRANSFERS AND ROLLOVERS
                                      Purchase Payments that are transfers or
                                      rollovers must be from another
                                      tax-sheltered annuity or custodial account for regulated investment company stock that qualifies under Section 403(b) of the Code.

C.      ALLOCATION OF
        PURCHASE PAYMENTS
                                      You specified the initial allocation of
                                      Purchase Payments on your application for this contract. This allocation is shown on the Contract Data Page(s). The allocation of future Purchase Payments will remain the same unless you change it.

                                      You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice. The change is subject to any limitations on the number of Funds available through each contract.

                                      Changes in the allocation will not be
                                      effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                      The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%.

                                      Reallocations of the Contract Value are
                                      governed by Section 6.


SECTION 4      FIXED ACCOUNT
--------------------------------------------------------------------------------
A.      GENERAL
                                      The Fixed Account consists of Fixed
                                      Accounts A and C.

                                      Purchase Payments allocated, and Contract
                                      Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                                      The rate will never be less than an
                                      effective annual interest rate of three
                                      percent.

B.      INTEREST CREDITING

        1.     GENERAL
                                      We may credit interest in excess of the
                                      guaranteed rate of three percent.



Form No. 13081 7-99                                                            4

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SECTION 4      FIXED ACCOUNT (CONTINUED)
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        2.     INTEREST RATE IN
               EFFECT
                                      Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                                      All amounts in the Fixed Account after the end of the year referenced above are credited with excess interest at the rates in effect for the then current 12-month period.

                                      There may be more than one interest rate in effect at any time for Fixed Accounts A or C.

                                      The interest rate for Fixed Account C may be higher than Fixed Account A.

        3.     FACTORS DETERMINING
               INTEREST RATE
                                      In setting interest rates, we consider
                                      many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

        4.     TIMING OF
               INTEREST CREDITING
                                      We will credit interest to the Fixed
                                      Account Contract Value beginning on the
                                      date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated. Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

        5.     EFFECT OF LOANS ON
               INTEREST RATES
                                      We will continue to credit interest on any part of the Fixed Account A Contract Value that is used as security for a loan from us.

                                      The interest credited to the part of Fixed
                                      Account A Contract Value represented by
                                      the loan may be less than that credited to the rest of the Fixed Account Contract Value.

                                      Taking a loan may also affect the rate of interest credited in the future to Fixed Account A Contract Value, either up or down.

C.      FIXED ACCOUNT C
                                      Fixed Account C is provided as a vehicle for dollar cost averaging to any of the Sub-Accounts.

D.      FIXED ACCOUNT CONTRACT VALUE
                                      The Fixed Account Contract Value on any
                                      Valuation Date is:

                                      1. The sum of your Purchase Payment(s)
                                         allocated to Fixed Accounts A and C;

                                      2. Plus any reallocations from the
                                         Variable Account to Fixed Account A;



Form No. 13081 7-99                                                            5

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SECTION 4      FIXED ACCOUNT (CONTINUED)
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                                      3. Plus interest credited to Fixed
                                         Accounts A and C;

                                      4. Less any previous partial withdrawals
                                         and amounts applied to purchase partial
                                         annuity payouts;

                                      5. Less any previous reallocations to the
                                         Variable Account; and

                                      6. Less premium tax deducted, if any.


SECTION 5      VARIABLE ACCOUNT
--------------------------------------------------------------------------------
A.      GENERAL
                                      The Variable Account is registered with
                                      the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

                                      We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                                      The portion of the assets of the Variable
                                      Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

                                      The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.      SUB-ACCOUNTS
                                      The Variable Account is divided into
                                      Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                      Shares of a Fund will be purchased and
                                      redeemed for a Sub-Account at their net
                                      asset value.

                                      We will reinvest the net asset value of
                                      the income, dividends, and gains,
                                      distributed from shares of a Fund, in
                                      additional shares of that Fund.

                                      The Fund prospectuses define the net asset value and describe the Funds.

                                      The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                                      We do not guarantee the investment
                                      performance of the Funds. You bear the
                                      full investment risk for amounts applied to the Sub-Accounts.




Form No. 13081 7-99                                                            6
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SECTION 5      VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------
C.      ACCUMULATION UNITS
                                      Purchase Payments received under this
                                      contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

                                      To find the number of Accumulation Units:

                                      1. Divide the amount of the Purchase
                                         Payment allocated to, or any amount
                                         reallocated to, the Sub-Account;

                                      2. By the value of an Accumulation Unit
                                         for that Sub-Account on the next
                                         Valuation Date.

                                      To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                                      1. Divide the amount withdrawn or
                                         reallocated;

                                      2. By the Accumulation Unit value on the
                                         next Valuation Date.

                                      Each Accumulation Unit value was set at
                                      $10 when the Sub-Account first purchased investment shares.

                                      Subsequent values on any Valuation Date
                                      are equal to:

                                      1. The previous Accumulation Unit value;

                                      2. Multiplied by the net investment factor
                                         for that Sub-Account for the Valuation
                                         Date.

D.      VARIABLE ACCOUNT CONTRACT
        VALUE
                                      The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                                      1. The number of Accumulation Units;

                                      2. Multiplied by the Accumulation Unit
                                         value.

                                      The Variable Account Contract Value will vary from Valuation Date to Valuation Date.



Form No. 13081 7-99                                                            7

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SECTION 5      VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------
E.      NET INVESTMENT FACTOR
                                      The net investment factor is an index
                                      number which reflects charges to this
                                      contract and the investment performance
                                      during a Valuation Period of the Fund in which a Sub-Account is invested.

                                      If the net investment factor is greater
                                      than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

                                      The net investment factor for a
                                      Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

                                      1. Is the net result of:

                                         a. The net asset value per share of the
                                            Fund shares held in the Sub-Account,
                                            determined at the end of the current
                                            Valuation Period;

                                         b. Plus the per share amount of any
                                            dividend or capital gain
                                            distributions made on the Fund
                                            shares held in the Sub-Account
                                            during the current Valuation Period;

                                         c. Plus a per share credit or less a
                                            per share charge for any taxes
                                            reserved which we determine to have
                                            resulted from the operations of the
                                            Sub-Account and to be applicable to
                                            this contract.

                                      2. Is the net result of:

                                         a. The net asset value per share of the
                                            Fund shares held in the Sub-Account,
                                            determined at the end of the last
                                            prior Valuation Period;

                                         b. Plus a per share credit; or

                                         c. Less a per share charge for any
                                            taxes reserved for the last prior
                                            Valuation Period which we determine
                                            to have resulted from the investment
                                            operations of the Sub-Account and to
                                            be applicable to this contract.

                                      3. Is a daily factor representing
                                         the Mortality Risk Charge, the
                                         Expense Risk Charge, and the
                                         Administrative Charge adjusted
                                         for the number of days in the
                                         period. The charges are shown on
                                         an annual basis on the Contract
                                         Data Page(s).

F.      MORTALITY RISK CHARGE
                                      The Mortality Risk Charge pays us for
                                      assuming the mortality risk under this
                                      contract.

                                      This charge is included in the calculation of the net investment factor and is shown on the Contract Data Page(s).



Form No. 13081 7-99                                                            8

--------------------------------------------------------------------------------
G.      EXPENSE RISK CHARGE
                                      The Expense Risk Charge pays us for
                                      guaranteeing that we will not increase the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                                      This Expense Risk Charge is included in
                                      the calculation of the net investment
                                      factor. It is shown on the Contract Data
                                      Page(s).

H.      ADMINISTRATIVE CHARGE
                                      The Administrative Charge shown on the
                                      Contract Data Page(s) pays us for the
                                      administrative expenses of the contract.

                                      The Administrative Charge is included in the calculation of the net investment factor.

I.      PRODUCT ASSET CREDIT
                                      The Product Asset Credit is credited
                                      monthly. It is equal to an annual rate of 0.80% of your average daily Variable Account Contract Value.

                                      The Product Asset Credit is credited to
                                      the Variable Account Sub-Accounts in
                                      proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of the credit.

                                      If there is no Variable Account Contract
                                      Value as of the date of the credit, the
                                      credit will be made to the Fixed Account
                                      Contract Value in proportion to each
                                      account's proportionate percentage of
                                      Fixed Account Contract Value.

                                      If there is no Variable Account Contract
                                      Value during the entire month prior to the date of the credit, no Product Asset Credit will be credited for that month.



Form No. 13081 7-99                                                            9

--------------------------------------------------------------------------------
J.      RESERVED RIGHTS
                                      We reserve the right, if permitted by
                                      applicable law, to:

                                      1. Create new variable accounts;

                                      2. Combine variable accounts, including
                                         the Variable Account;

                                      3. Remove, add, or combine Sub-Accounts
                                         and make the new Sub-Accounts available
                                         to contract Owners at our discretion;

                                      4. Substitute shares of one Fund for
                                         another;

                                      5. Reallocate assets of the Variable
                                         Account, which we determine to be
                                         associated with the class of contracts
                                         to which this contract belongs, to
                                         another variable account.

                                         (If this type of reallocation is made,
                                         the term "Variable Account" as used in
                                         this contract will then mean the
                                         variable account to which the assets
                                         were reallocated);

                                      6. De-register the Variable Account under
                                         the Investment Company Act of 1940, if
                                         registration is no longer required;

                                      7. Make any changes required by the
                                         Investment Company Act of 1940;

                                      8. Operate the Variable Account as a
                                         management investment company under the
                                         Investment Company Act
                                         of 1940, or any other form permitted
                                         by law; and

                                      9. Restrict or eliminate any voting
                                         privileges of Owners or other persons
                                         who have voting privileges as to the
                                         Variable Account.


SECTION 6      REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------
A.      GENERAL
                                      You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:

                                      1. On the next Valuation Date after we
                                         receive your written instructions
                                         requesting the reallocation; or

                                      2. As of a Valuation Date you request
                                         which occurs thereafter.



Form No. 13081 7-99                                                           10

--------------------------------------------------------------------------------
                                      Reallocations are subject to the
                                      availability of Sub-Accounts.

                                      On a non-discriminatory basis, we reserve the right to:

                                      1. Impose a charge of up to $25 for each
                                         reallocation of Contract Value;

                                      2. Limit the number of reallocations you
                                         can make;

                                      3. Establish minimum and maximum amounts
                                         for reallocations; and

                                      4. Reallocate the entire Contract Value
                                         remaining in a Sub-Account or any Fixed
                                         Account in the event that a
                                         reallocation request would bring such
                                         remaining Contract Value below a
                                         specified amount.

                                      Allocation of Purchase Payments is
                                      governed by Section 3.

B.      REALLOCATIONS FROM FIXED
        ACCOUNT
                                      Before the Start Date, the part of Fixed
                                      Account A Contract Value that is not
                                      serving as security for a loan may be
                                      reallocated at any time to the Variable
                                      Account.

C.      FIXED ACCOUNT C REALLOCATIONS

         1.  REQUIREMENTS
                                      Reallocations from Fixed Account C to the
                                      Variable Account must begin within 30 days from receipt of the Purchase Payment.

                                      They will be in substantially equal
                                      payments over a period of 12 months.

                                      You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                      Only one reallocation of Fixed Account C will take place at any one time.

                                      If additional Purchase Payment(s) are
                                      received for allocation to Fixed Account
                                      C:

                                      1. The balance of Fixed Account C will be
                                         adjusted to reflect the subsequent
                                         payment(s); and

                                      2. Reallocations will be recalculated
                                         based on the number of months remaining
                                         in the original 12-month period.

                                      Reallocations from Fixed Account A, or the
                                      Variable Account, to Fixed Account C are prohibited. No loans or full or partial withdrawals are available from Fixed Account C.

         2.  REALLOCATION DATE
                                      Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.



Form No. 13081 7-99                                                           11

--------------------------------------------------------------------------------
        3.     DISCONTINUING
               REALLOCATIONS FROM
               FIXED ACCOUNT C
                                      If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.      ALL OTHER REALLOCATIONS
                                      Before the Start Date, you may make a
                                      written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Account A.

                                      To accomplish this reallocation, the
                                      appropriate Accumulation Units will be
                                      redeemed and their value will be
                                      reinvested in other Sub-Accounts, or
                                      reallocated to Fixed Account A as directed in your request.

                                      Subject to the restrictions in the
                                      following paragraph, after a Variable
                                      Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                                      No reallocations to or from Fixed Accounts
                                      A or C may be made after the Start Date.
                                      In the event that part of the Contract
                                      Value is applied to purchase annuity
                                      payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.


SECTION 7      WITHDRAWALS
--------------------------------------------------------------------------------
A.      GENERAL
                                      If permitted by law, you may request a
                                      full or partial withdrawal by sending us a written request. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                                      The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request.

                                      This amount, less any charges, will
                                      normally be sent to you within seven days of our receipt of your written request.

                                      By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.



Form No. 13081 7-99                                                           12

--------------------------------------------------------------------------------
B.      Requirements for Withdrawals
                                      The IRS permits withdrawals of Purchase
                                      Payments made by salary reduction and
                                      earnings credited on those Purchase
                                      Payments only if you have:

                                      1. Reached age 59 1/2;

                                      2. Separated from service (termination);

                                      3. Died;

                                      4. Become disabled within the meaning of
                                         Code Section 72(m)(7); or

                                      5. Qualified for a hardship distribution
                                         under IRS regulations. If a hardship is
                                         shown, only the Purchase Payments may
                                         be withdrawn and no minimum value need
                                         be maintained.

                                      You must take a loan before you take a
                                      hardship distribution if required by law and if a loan is available.

                                      Under certain circumstances, withdrawals may be subject to IRS tax penalties.

                                      This Section applies only to Purchase
                                      Payments made by salary reduction after
                                      December 31, 1988, to amounts transferred from Code Section 403(b)(7) custodial accounts, and to earnings credited on either.

                                      This Section does not apply to transfers to another qualified plan as provided in
                                      Section 7F. However, we require
                                      verification from a qualified plan that
                                      the funds will be transferred to that
                                      plan.

                                      This Section does not apply to any
                                      transfer payments which are attributable to contributions made, and/or earnings credited, to another Code Section 403(b) tax sheltered annuity before January 1, 1989.

                                      This Section does not restrict your
                                      ability to obtain a loan in accordance
                                      with Section 12 of this contract.

C.      FULL WITHDRAWAL
                                      For a full withdrawal of the Contract
                                      Value, we calculate the withdrawal value this way:

                                              Withdrawal value = Contract Value
                                              Less Outstanding Loan Balance.

                                      We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                                      Withdrawal of the entire Contract Value
                                      will result in termination of the contract in accordance with Section 14A, and we have no further obligation.



Form No. 13081 7-99                                                           13

--------------------------------------------------------------------------------
D.      PARTIAL WITHDRAWAL
                                      You may withdraw a portion of the unloaned
                                      Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:

                                          Withdrawal value = Contract Value
                                          withdrawn.

                                      Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under
                                      Section 7F.

                                      Following a partial withdrawal, the
                                      remaining Contract Value must be at least the greater of A or B, where:

                                      1. A is $25,000; and

                                      2. B is the Outstanding Loan Balance
                                         divided by 85%.

                                      The Outstanding Loan Balance and any
                                      applicable taxes will not be included in the amount payable to you.

                                      Unless we agree otherwise, the withdrawal will be made on a pro rata basis from all unloaned portions of the Sub-Accounts and Fixed Account A.

E.      SYSTEMATIC WITHDRAWALS
                                      You may make a written request to
                                      automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.

                                      The amount of each systematic withdrawal may not be less than $300.

                                      Systematic withdrawals will end:

                                      1. When the election amount eligible for
                                         withdrawal falls below $300;

                                      2. When the contract ends due to election
                                         of an annuity payout, full withdrawal
                                         of the contract, or death of any
                                         Owner; or

                                      3. When you give us written notice to end
                                         this option.

F.      DIRECT ROLLOVER OR TRANSFER
                                      The Distributee may tell us in writing to have a portion of Distributee's contract interest eligible for distribution paid by us as a direct rollover to:

                                      1. An individual retirement account
                                         described in Code Section 408(a);

                                      2. An individual retirement annuity
                                         described in Code Section 408(b); or

                                      3. Another annuity or custodial account
                                         described in Code Section 403(b) that
                                         accepts direct rollovers, except in the
                                         case of a surviving spouse as
                                         Beneficiary.



Form No. 13081 7-99                                                           14

--------------------------------------------------------------------------------
                                      This notice must be in writing and it must be in a form prescribed by us.

                                      An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, other than:

                                      1. Any distribution that is one of a
                                         series of substantially equal periodic
                                         payouts (not less frequently than
                                         annually) made for:

                                         a. The life, or life expectancy, of the
                                            Distributee,

                                         b. The joint lives,

                                         c. The life expectancies of the
                                            Distributee and his or her
                                            Beneficiary, or

                                         d. A specified period of 10 years
                                            or more;

                                      2. Any distribution to the extent it is a
                                         required minimum distribution under
                                         Code Section 403(b)(10); or

                                      3. The portion of any distribution that is
                                         not includible in gross income.

                                      In order to be eligible for a direct
                                      rollover, Funds must be eligible for a
                                      distribution as described in Section 7B.
                                      This provision will be interpreted in
                                      accordance with Code Section 403(b)(10), the regulations thereunder, and successor provisions thereto.

                                      If eligible, the Distributee or your
                                      Beneficiary may request a transfer of
                                      withdrawal value to another annuity or
                                      custodial account described in Code
                                      Section 403(b).

G.      QUALIFIED DOMESTIC
        RELATIONS ORDER (QDRO)
                                      As permitted by the Code, we may permit
                                      withdrawals to an alternate Payee pursuant to a QDRO described in Code Section 414(p), as determined by the administrator for each plan.

H.      FEDERAL TAXES
                                      Some or all of the withdrawal may be
                                      income on which you must pay tax.

                                      We must report such income according to
                                      the tax laws.

                                      We may also be required to withhold taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.



Form No. 13081 7-99                                                           15

SECTION 8      ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.      APPLICATION OF CONTRACT VALUE

                                      Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for purposes of calculating the death benefit.

                                      If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value in a lump sum.

                                      We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.      ANNUITY PAYOUT OPTIONS
                                      You may select an annuity payout by
                                      sending us a written request.

                                      Your request must be received by us at
                                      least 30 days before the annuity payout is scheduled to begin.

                                      If you have not selected a required
                                      minimum distribution payment method, we
                                      will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                                      The following options are available for
                                      annuity payouts:

        OPTION ONE

               INSTALLMENTS FOR LIFE
               WITH OR WITHOUT A
               FIXED PERIOD CERTAIN
                                      We will pay the proceeds in equal
                                      installments for as long as the Payee
                                      lives.

                                      If a fixed period certain is chosen, we
                                      guarantee to make payments for at least
                                      120 months.

                                      If the Payee dies before the end of the
                                      fixed period certain, we will pay the
                                      remaining guaranteed payments in
                                      accordance with Section 10.

                                      For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                                      1. The guaranteed minimum rate for each
                                         installment under a Fixed Annuity
                                         Payout; or

                                      2. The rate used to determine the first
                                         installment under a Variable Annuity
                                         Payout using an assumed yield of three
                                         percent.

                                      The rate depends upon:

                                      1. Whether the 120-month fixed period
                                         certain is chosen; and

                                      2. The Payee's age on his/her birthday
                                         nearest the date the first installment
                                         is due.



Form No. 13081 7-99                                                           16

--------------------------------------------------------------------------------
        OPTION TWO

               JOINT AND SURVIVOR
               ANNUITY PAYOUT
                                      We will pay the proceeds in equal
                                      installments for as long as either the
                                      Payee or the joint Payee is alive.

                                      For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                                      1. The guaranteed minimum rate for each
                                         installment at various ages under a
                                         Fixed Annuity Payout; or

                                      2. The rate used to determine the first
                                         installment under a Variable Annuity
                                         Payout using an assumed yield of three
                                         percent.

        OPTION THREE

               OTHER FIXED AND VARIABLE
               ANNUITY PAYOUTS
                                      We will pay the proceeds under any other
                                      Fixed and Variable Annuity Payouts that we may offer. Contact us for details.

C.      CHANGE OF ANNUITY

        PAYOUT DATE
                                      Unless we agree otherwise, the first
                                      Annuity Payout Date must be at least 60
                                      days after the Issue Date. The first
                                      Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                                      You may change the Start Date by giving us at least 30 days advance written notice.

D.      FREQUENCY AND
        AMOUNT OF PAYMENTS
                                      Annuity payments will be made monthly
                                      unless we agree to a different payment
                                      schedule.

                                      We reserve the right to change the
                                      frequency of either Fixed or Variable
                                      Annuity Payouts so that each payment will be at least $100.

E.      FIXED ANNUITY PAYOUTS
                                      The dollar amount of all payments is fixed during the entire period of annuity payouts, according to the provisions of the annuity payout option selected.

                                      Guaranteed minimum Annuity Payout Option
                                      One and Two rates for Fixed Annuity
                                      Payouts are based upon three percent
                                      yearly interest and unisex rates derived from 1983 Mortality Table a.



Form No. 13081 7-99                                                           17

--------------------------------------------------------------------------------
                                      Other Fixed Annuity Payout rates may be
                                      available, but rates will never be less
                                      than those shown in the Annuity Payout
                                      Option One and Two Tables. Contact us for details.

                                      In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.      PAYMENT OF PRESENT VALUE

                                      Following the death of the Payee and any joint Payee under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts. If the present value is payable, we calculate it this way:

                                      1. We determine the number of unpaid
                                         remaining payments when we receive
                                         proof of death; and

                                      2. We discount the remaining payments at
                                         the rate specified in the terms of the
                                         Fixed Annuity Payout supplemental
                                         contract.

G.      VARIABLE ANNUITY PAYOUTS

                                      If you elect a Variable Annuity Payout,
                                      all or a portion of the Variable Account
                                      Contract Value is used to provide payments which:

                                      1. After the first payment, are not
                                         predetermined or guaranteed as to
                                         dollar amount; and

                                      2. Vary in amount with the investment
                                         experience of the Sub-Accounts.

                                      Based upon the option chosen, the first
                                      payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                      Reallocations among Sub-Accounts before
                                      the Start Date are governed by Section 6.

H.      DETERMINATION OF THE FIRST
        VARIABLE ANNUITY PAYMENT

                                      If you elect a Variable Annuity Payout,
                                      the Contract Value from a Sub-Account,
                                      less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                                      1. On the Valuation Date immediately
                                         preceding the seventh calendar day
                                         before payments begin; and

                                      2. In accordance with the annuity payout
                                         option chosen.



Form No. 13081 7-99                                                           18

--------------------------------------------------------------------------------
                                      The amount payable for the first payment for each $1,000 so applied under annuity payout options one and two based upon an assumed yield of three percent, are shown in the tables on pages 22 and 23.

I.      VARIABLE ANNUITY PAYOUTS
        AFTER THE FIRST ANNUITY PAYMENT
                                      Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payouts is determined as follows:

                                      1. The dollar amount of the first Variable
                                         Annuity Payout is divided by the
                                         Annuity Unit value as of the Valuation
                                         Date immediately preceding the seventh
                                         calendar day before the payouts begin.
                                         This result establishes the number of
                                         Annuity Units for each monthly annuity
                                         payout after the first payment. This
                                         number of Annuity Units remains fixed
                                         during the annuity payout period.

                                      2. The fixed number of Annuity Units is
                                         multiplied by the Annuity Unit value as
                                         of the Valuation Date immediately
                                         preceding the seventh calendar day
                                         before the date the payout is due. The
                                         result establishes the dollar amount of
                                         the payment.

                                      We guarantee the dollar amount of each
                                      payment after the first will not be
                                      affected by variations in expenses or
                                      mortality experience.

J.      ANNUITY UNIT VALUES
                                      For each Sub-Account, the Annuity Unit
                                      value was set at $10 when Accumulation
                                      Units were first converted into Annuity
                                      Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                                      1. The net investment factor for the
                                         Valuation Period for which the Annuity
                                         Unit value is being calculated;

                                      2. Multiplied by the Annuity Unit value
                                         for the preceding Valuation Period; and

                                      3. Divided by the daily factor at the
                                         assumed yield not to exceed five
                                         percent (designed to offset the assumed
                                         yield used to determine the first
                                         payment) adjusted for the number of
                                         days in the Valuation Period.

                                      Note: The net investment factor, the
                                            Annuity Unit value, and the daily
                                            factor vary from day to day.
                                            Therefore, if you have any
                                            questions, you should contact us
                                            at 877-884-5050.



Form No. 13081 7-99                                                           19

--------------------------------------------------------------------------------
K.      EXCHANGE OF ANNUITY UNITS

                                    After annuity payout begins, Annuity Units of any Sub-Account may be exchanged for units of any of the other Sub-Accounts. This may be done no more than once a year. Once the annuity payout starts, no exchanges may be made to or from any fixed annuity.

                 ---------------------------------------------
                              ANNUITY PAYOUT TABLE
                                   OPTION ONE
                     Installments for Life with or without a
                              Fixed Period Certain
                                 Monthly Income
                        for Each $1,000 of Contract Value
                             Fixed Period in Months
                ----------------------------------------------
                      AGE            NONE            120
                ---------------- ------------- ---------------
                       50            3.96           3.94

                       51            4.03           4.00

                       52            4.09           4.07

                       53            4.17           4.14

                       54            4.24           4.21

                       55            4.32           4.28

                       56            4.41           4.36

                       57            4.50           4.45

                       58            4.59           4.54

                       59            4.70           4.63

                       60            4.80           4.73

                       61            4.92           4.84

                       62            5.04           4.95

                       63            5.18           5.06

                       64            5.32           5.19

                       65            5.47           5.32

                       66            5.63           5.45

                       67            5.80           5.59

                       68            5.98           5.74

                       69            6.18           5.90

                       70            6.39           6.07
                ----------------------------------------------
                Instead of monthly installments, yearly,
                semi-annual or quarterly installments may
                be selected. Amounts for ages not shown in
                this table may be obtained on request.
                ----------------------------------------------



Form No. 13081 7-99                                                           20

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                          ANNUITY PAYOUT TABLE
                                               OPTION TWO
                                      Joint and Survivor Annuity
                            Monthly Income for Each $1,000 of Contract Value

                                            JOINT PAYEE'S AGE
--------------------------------------------------------------------------------------------------
 PAYEE'S AGE         45            50           55            60            65           70
--------------- ------------- ------------- ------------ ------------- ------------- ------------
      50            3.43          3.55         3.65          3.74          3.81         3.87

      55            3.50          3.65         3.81          3.94          4.06         4.15

      60            3.56          3.74         3.94          4.15          4.33         4.49

      65            3.60          3.81         4.06          4.33          4.61         4.86

      70            3.63          3.87         4.15          4.49          4.86         5.25
-------------------------------------------------------------------------------------------------
Amounts for ages not shown in this table may be obtained upon request.
-------------------------------------------------------------------------------------------------


SECTION 9      GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.      BENEFICIARY CHANGE
                                      You have the right to name an Irrevocable
                                      Beneficiary on the application.

                                      You may add a Beneficiary or change the
                                      Beneficiary by written request during your lifetime if:

                                      1. The contract is in force; and

                                      2. We have the written consent of each
                                         Irrevocable Beneficiary.

                                      If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

                                      Any addition or change of Beneficiary
                                      should be sent to our Home Office.

                                      The addition or change will take effect on the date you signed the request. But, it will not affect any payment or action we make before we receive and record that request.

B.      BENEFICIARIES
        SUCCESSION OF INTEREST
                                      If no Beneficiary is named, or if no
                                      Beneficiary survives you, we will pay your estate.

                                      If a Beneficiary survives you, but dies
                                      before receiving his/her full share, we
                                      will pay his/her share in the following
                                      order, unless you requested otherwise in writing:



Form No. 13081 7-99                                                           21

--------------------------------------------------------------------------------
                                      1. To any surviving Beneficiary, in the
                                         same class of Beneficiary;

                                      2. To any Contingent Beneficiary;

                                      3. To the Beneficiary's surviving spouse;

                                      4. Equally to the Beneficiary's surviving
                                         children; or

                                      5. To the Beneficiary's estate.

C.      EFFECT OF LAW AND
        PLAN DOCUMENTS
                                      This contract will be subject to and
                                      interpreted in conformity with the
                                      provisions, terms, and conditions of the tax-sheltered annuity plan document of which this contract is a part, if any, and with:

                                      1. The terms and conditions of Code
                                         Section 403(b), the regulations
                                         thereunder; and

                                      2. Other applicable law (including,
                                         without limitation, the Employee
                                         Retirement Income Security Act of 1974,
                                         as amended, if applicable);

                                      as determined by the plan administrator or other designated plan fiduciary or, if none, you.

D.      EVIDENCE OF SURVIVAL
                                      We may require proof that a person is
                                      alive on the Required Distribution Date, the Start Date, or at any time thereafter.

E.      INCONTESTABILITY
                                      This contract has a two-year contestable period running from its Issue Date. After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 14.

F.      INTEREST ON DEATH BENEFIT
                                      Any death benefit paid under this contract from the Fixed Account will include interest from the death benefit Valuation Date until the death benefit is paid at a rate not less than that required by law. Any death benefit paid under this contract from the Variable Account will not include interest.

G.      MISSTATEMENT OF AGE
                                      If your age is misstated, the Required
                                      Distribution Date and/or the Start Date
                                      will be adjusted to reflect the true age.

                                      If age has been misstated and payouts have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age.



Form No. 13081 7-99                                                           22

--------------------------------------------------------------------------------
                                      If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.

                                      We have the right to require proof of a
                                      Payee's age before we make payment under any Fixed or Variable Annuity Payout.

H.      NONPARTICIPATING
                                      The contract does not share in our profits or surplus. No dividends are paid under this contract.

I.      NONTRANSFERABLE
                                      This contract may not be transferred,
                                      sold, assigned, discounted or pledged
                                      either as collateral for a loan or
                                      security for the performance of an
                                      obligation or for any other purpose, to
                                      any person or entity other than us.

J.      PAYMENTS AND SETTLEMENTS
                                      All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

K.      PROOF OF DEATH
                                      We accept any of the following as proof of death:

                                      1. A certified copy of a death
                                         certificate;

                                      2. A certified copy of a decree of a court
                                         of competent jurisdiction as to the
                                         finding of death; or

                                      3. Any other proof satisfactory to us.

L.      PROTECTION OF PROCEEDS
                                      Payments we make under this contract:

                                      1. May not be assigned before they are
                                         due; and

                                      2. Except as permitted by law, are not
                                         subject to claims of creditors or legal
                                         process.

M.      TAX WITHHOLDING
                                      We will withhold taxes from any payment
                                      made when required by law or regulation.

N.      YEARLY STATEMENT
                                      At least once each Contract Year, we will send you a report showing the Contract Value and, if applicable, any Outstanding Loan Balance.



Form No. 13081 7-99                                                           23

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SECTION 10     PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.      GENERAL
                                      At the Beneficiary's election,
                                      distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

B.      ADJUSTED PURCHASE
        PAYMENT TOTAL
                                      The initial Adjusted Purchase Payment
                                      Total is equal to the amount of the first
                                      Purchase Payment we receive. The Adjusted
                                      Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                      1. A is the Contract Value immediately
                                         after a partial withdrawal; and

                                      2. B is the Contract Value immediately
                                         before a partial withdrawal.

C.      DEATH BENEFIT
        BEFORE THE START DATE
                                      The amount of the death benefit is the
                                      greater of A or B less any Outstanding
                                      Loan Balance where:

                                      1. A is the Contract Value on the Death
                                         Benefit Valuation Date; and

                                      2. B is the Adjusted Purchase Payment
                                         Total.

D.      DEATH BENEFIT VALUATION DATE
                                      The Death Benefit Valuation Date is the
                                      Valuation Date following the date we
                                      receive the later of:

                                      1. Proof of your death; or

                                      2. The Beneficiary's written request in a
                                         form which we approve for:

                                         a. A single sum payment; or

                                         b. An annuity payout permitted by Code
                                            Section 401(a)(9).

E.      PAYMENT OF DEATH BENEFIT
                                      If the Beneficiary elects a single sum
                                      payment of the death benefit, we will make payment within seven days after the Death Benefit Valuation Date.

                                      If an annuity payout is requested, it may be any annuity payout:

                                      1. That could have been selected under
                                         Section 8; and

                                      2. Which is permitted by Code Sections
                                         401(a)(9), 408(b)(10), and the
                                         regulations thereunder.



Form No. 13081 7-99                                                           24

--------------------------------------------------------------------------------
F.      DEATH BENEFIT ON OR
        AFTER THE START DATE

                                      On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.


SECTION 11     RESTRICTIONS ON DISTRIBUTIONS
--------------------------------------------------------------------------------
A.      GENERAL

                                      This Section restricts how distributions may be made under the contract both before and after your death. It refers to Code Sections 401(a)(9) and 403(b)(10) and modifies any other provision in the
                                      contract to the contrary.

B.      REQUIRED DISTRIBUTIONS
        WHILE LIVING

                                      You must elect payments under Section 7,
                                      Section 8, or a combination of both, that commence on or before the Required Distribution Date. These payments are payable in substantially equal amounts, no less frequently than annually. Your entire interest in the contract must be distributed in the following manner:

                                      1. In one lump sum;

                                      2. Over your life;

                                      3. Over your life and the life of your
                                         Beneficiary;

                                      4. Over a period certain not exceeding
                                         your life expectancy; or

                                      5. Over the joint and last survivor life
                                         expectancy of you and your Beneficiary.

                                      If your entire interest is to be
                                      distributed in other than one lump sum,
                                      then the amount to be distributed each
                                      year (commencing with the Required
                                      Distribution Date and each year
                                      thereafter) will be determined in
                                      accordance with Code Section 403(b)(10)
                                      and the regulations thereunder.



Form No. 13081 7-99                                                           25

--------------------------------------------------------------------------------
C.      REQUIRED DISTRIBUTION
        UPON DEATH
                                      If you die after distribution of your
                                      entire interest has commenced, the
                                      remaining portion of such interest will
                                      continue to be distributed at least as
                                      rapidly as under the method of
                                      distribution being used immediately
                                      preceding your death.

                                      If you die before distribution has
                                      commenced (or distribution has commenced for only a portion of your interest) the death benefit must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                      However, proceeds which are payable to a Beneficiary who is a natural person may be distributed in substantially equal installments over his or her lifetime, or a period certain not exceeding the life expectancy of the Beneficiary. This distribution must commence not later than December 31 of the calendar year following the calendar year in which your death occurred.

                                      If the sole Beneficiary is your surviving spouse, he or she may elect, no later than December 31 of the calendar year in which the fifth anniversary of your death occurs, to receive equal, or substantially equal, payments over his or her life or life expectancy. These payments commence at any date prior to the date on which you would have reached age 70 1/2.

                                      Payments will be calculated in accordance with Code Sections 401(a)(9), 403(b)(10) and the regulations thereunder.

                                      For the purposes of this requirement, any amount paid to your child will be treated as if it had been paid to your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

D.      MINIMUM INCIDENTAL
        DEATH BENEFIT REQUIREMENT
                                      If your spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within your life expectancy. This method of distribution must comply with the requirements of Code Sections 401(a)(9), 403(b)(10) and the regulations thereunder.

E.      LIFE EXPECTANCY
                                      For purposes of this Section, life
                                      expectancy and joint and last survivor
                                      life expectancy will be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation 1.72-9 in accordance with Code Section 403(b)(10) and the regulations thereunder.



Form No. 13081 7-99                                                           26

--------------------------------------------------------------------------------
                                      In the case of distributions under Section
                                      11B, your life expectancy or, if
                                      applicable, the joint and last survivor
                                      life expectancy of you and your
                                      Beneficiary, will be initially determined on the basis of attained ages in the year you reach age 70 1/2.

                                      In the case of distributions under Section
                                      11C, life expectancy will be initially
                                      determined on the basis of the
                                      Beneficiary's attained age in the year
                                      distributions are required to commence.

                                      Unless you (or your spouse) elect
                                      otherwise, prior to the date distributions are required to commence, your life expectancy and, if applicable, your spouse's life expectancy will be recalculated annually. This calculation is based on attained ages in the year for which the required distribution is being determined.

                                      The life expectancy of a non-spouse
                                      Beneficiary will not be recalculated.

                                      In the case of a distribution other than in the form of life income or joint life income, the annual distribution required to be made by the Required Distribution Date is for the calendar year in which you reach age 70 1/2.

                                      Annual payments for subsequent years,
                                      including the year in which the Required
                                      Distribution Date occurs, must be made by December 31 of each year.

                                      The amount distributed for each year will equal or exceed the annuity value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor life expectancy.


SECTION 12     LOANS
--------------------------------------------------------------------------------
A.      GENERAL
                                      Before the Start Date, you may ask us in writing for a cash loan using the contract as security.

                                      You will be required to complete a loan
                                      application.

                                      We will loan you up to the withdrawal
                                      value, less an amount representing annual loan interest, provided such amount does not exceed the maximum loan amount set by law.

                                      Loans must be for a minimum of $1,000. On a non-discriminatory basis, we reserve the right to:

                                      1. Charge a loan service fee not to exceed
                                         $25 for each loan; and

                                      2. Restrict loans in the first Contract
                                         Year and after you reach age 70 1/2.

                                      We have the right to delay payment for up to six months.



Form No. 13081 7-99                                                           27

--------------------------------------------------------------------------------
B.      SECURITY OF LOAN
                                      An amount of Contract Value equal to the amount of a loan will be segregated within Fixed Account A as security for the loan. Amounts held as security for the loan will be reallocated to Fixed Account A Contract Value from the unloaned portion of the Contract Value of Fixed Account A and the Variable Account Contract Value on a pro rata basis.

                                      Amounts equal to the portion of the loan reallocated from the Sub-Accounts of the Variable Account Contract Value to Fixed Account A are valued on the next Valuation Date following our receipt of your written request for a loan. This will reduce the Variable Account Contract Value.

                                      Amounts segregated to secure the loan are not treated as reallocations for the purpose of the reallocation charge or the limit on the number of reallocations in a Contract Year.

C.      REPAYMENT OF LOAN
                                      Loans will be repaid in substantially
                                      equal monthly installments over a period not to exceed five years. You may take up to 20 years to repay the loan if the loan is used to purchase your principal residence.

                                      All repayment amounts will reduce the
                                      Outstanding Loan Balance by the amount of each payment. Repayments will be allocated in the same manner as Purchase Payments in
                                      Section 3C.

                                      If any installment is 90 days in arrears, the loan will be due and payable at once, without notice to you.

                                      We will repay the loan using a partial
                                      withdrawal. We will deduct the Outstanding
                                      Loan Balance from the Contract Value,
                                      unless such a distribution is prohibited by law. In the event such a distribution is prohibited by law, we will treat the Outstanding Loan Balance as permitted by the Code.

                                      Even if not in default, any Outstanding
                                      Loan Balance will not be included in the amount available under the contract for payment upon death, withdrawal, or purchase of an annuity payout.

                                      If at any time, the Outstanding Loan
                                      Balance equals or exceeds the withdrawal value, less applicable taxes, the contract may terminate without value. We will use the Contract Value to repay the Outstanding Loan Balance and taxes.

                                      We have a prior lien against the contract for any money owed to us under it. Our lien is superior to the claim of any assignee or other person.



Form No. 13081 7-99                                                           28

--------------------------------------------------------------------------------
D.      INTEREST

                                      We may charge up to eight percent interest in arrears on loans. But, we have the right to charge a lower rate of interest. The interest rate will never be less than five and one-half percent in arrears.

                                      Interest on the loan is included in each monthly repayment. If the contract terminates, a pro rata amount of interest will be due based upon the monthly interest accrued to date.

                                      The portion of the Contract Value which is security for the loan may earn less interest than is credited to the unloaned portion, but it will never earn less than the guaranteed rate of three percent.

                                      A loan may affect the interest credited to the Fixed Account in the future, either up or down.

E.      TAX CONSEQUENCES

                                      If the loan requirements are not
                                      satisfied, or if your interest in the
                                      contract terminates while a loan is
                                      outstanding, the Outstanding Loan Balance:

                                      1. Will be treated as a taxable
                                         distribution;

                                      2. May be subject to a penalty tax; and

                                      3. The treatment of the contract under
                                         Code Section 403(b) may be adversely
                                         affected.

                                      You should seek tax and legal advice
                                      before requesting a loan.


SECTION 13     AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------
A.      AMENDMENT

                                      We reserve the right to amend this
                                      contract in order to include any future
                                      changes relating to this contract's
                                      remaining qualified for treatment as an
                                      annuity contract under the following:

                                      1. The Code;

                                      2. IRS rulings and regulations; and

                                      3. Any requirements imposed by the
                                         Internal Revenue Service.

B.      DISCLAIMER

                                      We will be under no obligation for any of the following:

                                      1. To determine whether a Purchase
                                         Payment, loan, distribution or transfer
                                         under the contract complies with the
                                         provisions, terms and conditions of
                                         each plan or with applicable law;



Form No. 13081 7-99                                                           29

--------------------------------------------------------------------------------
                                      2. To administer such plan, including,
                                         without limitation, any provisions
                                         required by the Retirement Equity Act
                                         of 1984; or

                                      3. For any tax penalties owed by any party
                                         resulting from failure to comply with
                                         the Code and IRS rulings, regulations,
                                         and requirements applicable to this
                                         contract.


SECTION 14     TERMINATION
--------------------------------------------------------------------------------
A.      TERMINATION
                                      This contract will end on the earliest of the following:

                                      1. When the entire withdrawal value is
                                         withdrawn on or before the Start Date;

                                      2. When the Contract Value is paid in a
                                         lump sum as the death benefit before
                                         the Start Date; or

                                      3. If permitted by law, when the
                                         Outstanding Loan Balance is equal to or
                                         greater than the Contract Value.

                                      In addition, if:

                                      1. You have not made any Purchase Payments
                                         for a period of two full years; and

                                      2. The guaranteed monthly benefit under
                                         the life annuity with payments for 10
                                         or 20 years would be less than $20 per
                                         month when you reach age 71, or at the
                                         end of Contract Year 12, whichever is
                                         later;

                                      then, we may terminate the contract by
                                      payment of the current withdrawal value.

                                      This payment may be made to:

                                      1. You, if you qualify under Section 7B;

                                      2. Another insurance company issuing a
                                         Code Section 403(b) contract; or

                                      3. A custodial account for regulated
                                         investment company stock that qualifies
                                         under Code Section 403(b).



Form No. 13081 7-99                                                           30

--------------------------------------------------------------------------------
FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT

Nonparticipating

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                         RELIASTAR SERVICE CENTER
                         P.O. Box 5050
                         Minot, North Dakota 58702-5050
                         877-884-5050



Please include your contract number in all correspondence.



NORTHERN LIFE INSURANCE COMPANY
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620

RELIASTAR SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703


Form No. 13081 7-99